Exhibit 99.1

     VESTA INSURANCE COMPLETES SALE OF REMAINING STAKE IN AFFIRMATIVE STOCK

       PROCEEDS OF APPROXIMATELY $78 MILLION TO STRENGTHEN CORE OPERATIONS

    BIRMINGHAM, Ala., Aug. 30 /PRNewswire-FirstCall/ -- Vesta Insurance Group, Inc. (NYSE: VTA) announced today that it has closed the sale of its remaining stake in Affirmative Insurance Holdings, Inc. (Nasdaq: AFFM) to New Affirmative LLC, an entity jointly owned by affiliates of each of Delaware Street Capital and JC Flowers & Co. LLC, for $15.00 per share. The privately negotiated transaction was first announced June 14, 2005.

    Proceeds from the sale are approximately $78.0 million cash before transaction costs. Vesta Fire Insurance Corporation, Vesta's primary insurance subsidiary, will receive approximately $63.0 million and Vesta Insurance Group will receive approximately $15.0 million. Vesta plans to use the proceeds to support its property-casualty operations and to pay off and close its $9 million credit facility.

    "The completion of this sale is an important step in the refocusing of our business plan toward higher margin lines in order to deliver improved, sustainable profitability," said Norman W. Gayle III, President and CEO of Vesta Insurance. "The capital raised by this sale will be reinvested in our core operations and used to strengthen our balance sheet. We believe that the successful execution of our strategy will enable us to deliver enhanced shareholder value."

    Sagent Advisors Inc. acted as financial advisor to Vesta in connection with this transaction.

    About Vesta Insurance Group, Inc.

    Vesta, headquartered in Birmingham, Ala., is a holding company for a group of insurance and financial services companies that offer a wide range of consumer-based products.

    Additional Information and Where to Find It

    This press release may be deemed to be solicitation material in respect of the election of directors at the 2005 annual meeting. In connection with that meeting, the Company intends to file with the Securities and Exchange Commission
(SEC) a proxy statement regarding the election of directors at the annual meeting. Investors are urged to read the definitive proxy statement when it becomes available and any other relevant documents filed with the SEC because they will contain important information. The definitive proxy statement will be sent to the stockholders of the Company seeking their approval of the election of directors. In addition, you may obtain these documents free of charge at the website maintained by the SEC at www.sec.gov. Also, you may obtain documents filed with the SEC by the Company free of charge by requesting them in writing from Vesta Insurance Group, Attention: Investor Relations, 3760 River Run Drive, Birmingham, Alabama 35243 or by telephone at 205-970-7000.

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    Participants in Solicitation

    The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the annual meeting. Information about the Company's directors and executive officers and their ownership of the Company's common stock was included in the Company's proxy statement for its 2004 annual meeting, which was filed with the SEC on April 29, 2004 and Form 4 Beneficial Ownership reports filed subsequently on behalf of such persons. Additional information about the interests of the Company's participants in the solicitation of proxies in respect of the proposed transaction will be included in the proxy statement when it becomes available.

    Forward-Looking Statements

    This press release contains forward-looking statements, including statements related to the margins expected in certain business lines and the Company's expectations of enhancing shareholder value. These statements are based on management's current expectations and information currently available and are believed to be reasonable and are made in good faith. However, the forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in the statements. Factors that may make the actual results differ from anticipated results include, but are not limited to, higher than expected losses in the business lines into which the new capital will be deployed; adverse development on previously incurred losses and other uncertainties, all of which are difficult to predict and some of which are beyond the Company's control. For these reasons, you should not rely on these forward-looking statements when making investment decisions. The company does not undertake any obligation to update publicly any forward-looking statement, either as a result of new information, future events or otherwise.